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                                  EXHIBIT 10.16


January 11, 2000

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Isis Pharmaceuticals, Inc.
2292 Faraday Ave.
Carlsbad, CA  92008

Dear
    ----------------------

Isis Pharmaceuticals, Inc. ("Isis") is pleased to offer you certain severance benefits in light of your contributions to Isis. As Isis has no policy or procedure requiring such benefits, we request that you keep the terms and conditions of this letter agreement confidential.

In the event that your employment is terminated without "cause" (as defined herein) by Isis on or before December 31, 2001 (the "Severance Period"), you will be eligible to receive a severance payment equal to a minimum of six (6) months of your then current base salary, less payroll deductions and withholdings. For purposes of this letter agreement, "cause" will be defined as follows: (i) engaging or in any manner participating in any activity which is competitive with or intentionally injurious to Isis or which violates any provision of the Proprietary Information and Inventions Agreement; (ii) commission of any fraud against Isis or use or appropriation for personal use or benefit of any funds or properties of Isis not authorized by the Company to be so used or appropriated; (iii) conviction of a crime involving dishonesty or moral turpitude; (iv) conduct by you which in the good faith and reasonable determination of the Company demonstrates gross unfitness to serve in your then current capacity at Isis. In order to be eligible to receive the severance payments described herein, you will be required to execute an Employee Separation Agreement substantially in the form attached hereto as Exhibit A.

In the event that your employment is terminated during the Severance Period as a result of a reduction of the Company's workforce or you elect to terminate your employment with Isis as a result of substantial change in your primary job duties, your severance payment shall be increased such that you receive a total payment equal to twelve (12) months of your then current base salary, less payroll deductions and withholdings.


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In the event that your employment is terminated by Isis during the Severance
Period as a result of a Change in Control (as defined herein), your severance payment shall be increased such that you receive a total of twenty-four (24) months of your then current base salary, less payroll deductions and withholdings. For purposes of this letter agreement, Change in Control will be defined as follows: (i) a sale of all or substantially all of the assets of Isis; (ii) a merger or consolidation in which Isis is not the surviving corporation and in which beneficial ownership of securities of Isis representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (iii) a reverse merger in which Isis is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of Isis representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; or (iv) an acquisition by any person, entity or group within the meaning of
Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by Isis or subsidiary of Isis or other entity controlled by Isis) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of Isis representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors.

Please keep in mind that this letter agreement is not intended to change your status as an at-will employee with Isis. As with all employees at Isis, you or Isis may terminate your employment at any time, for any reason whatsoever, with or without cause or advance notice subject to the provisions set forth herein.

If you have any questions or comments regarding the terms and conditions of this letter, please do not hesitate to contact me.

Very truly yours,

Isis Pharmaceuticals, Inc.



Patricia M. Lowenstam
Vice President, Human Resources



PML/jk

attachment
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                               SEVERANCE AGREEMENT

                                    SCHEDULE




        NAMES OF EXECUTIVE OFFICERS
        WHO ARE PARTIES TO THE SEVERANCE AGREEMENT
        ------------------------------------------
        Stanley T. Crooke
        B. Lynne Parshall
        Debby Jo Blank
        C. Frank Bennett
        David J. Ecker
        Patricia Lowenstam